Exhibit 10.1

FIRST AMENDMENT TO THE

SCANSOURCE, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the ScanSource, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) is made as of November 28, 2018 by ScanSource, Inc. (the “Company”). All capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan to provide certain eligible employees with the opportunity to defer portions of their compensation and to receive certain Company contributions under the Plan, all in accordance with the provisions of the Plan; and

WHEREAS, under Section 12.1 of the Plan, the Plan Administrative Committee has reserved the right to amend the Plan, in whole or in part, at any time, so long as the amendment does not affect a Participant’s right to receive vested amounts previously deferred under the Plan or otherwise cause the Plan to fail to be in compliance with Section 409A of the Code; and

WHEREAS, the Company now desires to amend the Plan primarily to provide non-employee directors with the opportunity to defer any common stock, no par value per share (“Common Stock”), of the Company that such directors may otherwise receive in lieu of cash fees and/or on settlement of any Restricted Stock Units (as defined under the ScanSource, Inc. 2013 Long-Term Incentive Plan (the “Incentive Plan”)) that such directors may be granted under the Incentive Plan or any similar compensatory plan or arrangement of the Company; and

WHEREAS, the Plan Administrative Committee has approved this Amendment.

NOW, THEREFORE, the Company hereby amends the Plan as set forth herein effective as of the date set forth above:

1.

Appendix A is hereby added to the Plan as set forth below:

“APPENDIX A

DEFERRAL BY DIRECTORS OF COMMON STOCK

ISSUABLE IN LIEU OF CASH FEES AND/OR UPON SETTLEMENT OF RESTRICTED STOCK UNITS

1.1    Deferral of Non-Employee Director Fees

(a)    Effective for Non-Employee Director Fees payable for service on or after January 1, 2019, a Non-Employee Director may elect to defer the receipt of shares of the common stock, no par value per share, of the Company (“Common Stock”) otherwise issuable in lieu of any Non-Employee Director Fees the Non-Employee Director otherwise is entitled to receive in cash. Any Deferral Election the Non-Employee Director makes with respect to Non-Employee Director Fees will be deemed to be an election to receive such Non-Employee Director Fees in the form of shares of Common Stock in lieu of cash. For purposes of the Plan, (i) a Non-Employee Director means any individual who is a member of the Board and who is not an employee of the Company or any of its Affiliates, and (ii) Non-Employee Director Fees mean the quarterly cash retainer for Board and committee service, special assignment fees, meeting fees, committee chair or presiding director fees and any other cash amounts payable to the Non-Employee Director for service to the Company as a Non-Employee Director, if and only to the extent the Non-Employee Director has elected or is deemed to elect, on a timely basis, to receive such Non-Employee Director Fees in the form of shares of Common Stock (in lieu of cash).

(b)    A Non-Employee Director may only make an election to defer the receipt of shares of Common Stock to be received in lieu of Non-Employee Director Fees (otherwise payable in cash) by filing a Deferral Election with the Plan Administrative Committee by December 31st (or such earlier date as specified by the Plan Administrative Committee on the Deferral Election) of the calendar year immediately preceding the calendar year in which the Non-Employee Director will render the related services in return for the Non-Employee Director Fees. The Non-Employee Director’s Deferral Election shall become irrevocable as of December 31st (or such earlier date as specified by the Plan Administrative Committee on the Deferral Election) of such immediately preceding calendar year (except as otherwise permitted by Section 409A of the Code). The Deferral Election shall be made on such form, in such percentages and in such manner as the Plan Administrative Committee may specify. Once irrevocable, a Deferral Election with respect to Non-Employee Director Fees shall “evergreen” and shall remain effective with respect to subsequent calendar years unless and until the Non-Employee Director revokes or changes the Deferral Election by filing a revocation or new Deferral Election with the Plan Administrative Committee by December 31st (or such earlier date as specified by the Plan Administrative Committee) of the calendar year immediately preceding the calendar year in which the revocation or new Deferral Election is to be effective. A Deferral Election may be cancelled by the Plan Administrative Committee only to the extent permitted under the Plan and Section 409A of the Code.

(c)    Notwithstanding the foregoing, in the case of the first calendar year in which the Non-Employee Director becomes a Non-Employee Director, an initial Deferral Election to defer the receipt of shares of Common Stock otherwise issuable in lieu of Non-Employee Director Fees to be paid in cash for that calendar year may be made no later than 30 days after the date the Non-Employee Director first becomes a Non-Employee Director. Such election shall apply only to Non-Employee Director Fees payable for services as a Non-Employee Director to be performed subsequent to the Deferral Election. This special rule only applies to the extent permitted by Code Section 409A.

1.2    Deferral of Annual Equity Awards.

(a)    Effective for annual equity awards granted on or after January 1, 2019, a Non-Employee Director may elect to defer the receipt of shares of the Common Stock otherwise issuable upon settlement of any such annual equity awards granted to the Non-Employee Director. Any Deferral Election the Non-Employee Director makes with respect to any annual equity awards the Non-Employee Director may be granted will be deemed to be an election to receive such annual award in the form of restricted stock units (“RSUs”). For purposes of the Plan, (i) a Deferral Election may only apply to annual equity awards otherwise elected or deemed elected to be made in the form of restricted stock units and (ii) RSUs or restricted stock units refer to an award granted under the ScanSource, Inc. 2013 Long-Term Incentive Plan, as amended, or any similar compensatory plan or arrangement of the Company or any Subsidiary (an “Incentive Plan”) of the right to receive shares of Common Stock and, if applicable, dividend equivalents on such shares of Common Stock, pursuant to the terms of the award certificate.

(b)    A Non-Employee Director may only make an election to defer the receipt of shares of Common Stock to be received upon settlement of the Non-Employee Director’s RSUs by filing a Deferral Election with the Plan Administrative Committee by December 31st (or such earlier date as specified by the Plan Administrative Committee on the Deferral Election) of the calendar year immediately preceding the calendar year in which the RSUs are granted to the Non-Employee Director. The Non-Employee Director’s Deferral Election shall become irrevocable as of December 31st (or such earlier date as specified by the Plan Administrative Committee on the Deferral Election) of such immediately preceding calendar year (except as otherwise permitted by Section 409A of the Code). A Non-Employee Director may not elect to defer RSUs under the rules otherwise applicable to Non-Employee Directors in the first calendar year in which they become Non-Employee Directors. The Deferral Election shall be made on such form, in such percentages and in such manner as the Plan Administrative Committee may specify. Once irrevocable, a Deferral Election with respect to RSUs shall “evergreen” and shall remain effective with respect to subsequent calendar years unless and until the Non-Employee Director revokes or changes the Deferral Election by filing a revocation or new Deferral Election with the Plan Administrative Committee by December 31st (or such earlier date as specified by the Plan Administrative Committee) of the calendar year immediately preceding the calendar year in which the revocation or new Deferral Election is to be effective. A Deferral Election may be cancelled by the Plan Administrative Committee only to the extent permitted under the Plan and Section 409A of the Code.

1.3    Amount Deferred.

A Non-Employee Director shall designate on the Deferral Election if the Non-Employee Director’s Non-Employee Director Fees and/or RSUs are to be deferred in accordance with this Appendix A. If a Director elects to defer the receipt of shares of Common Stock otherwise issuable as Non-Employee Director Fees and/or upon settlement of the Non-Employee Director’s RSUs, the Non-Employee Director must elect to defer his Non-Employee Director Fees and/or RSUs for the respective calendar year in increments of no less than 25%, e.g., 25%, 50%, 75% or 100%. A Director shall not be permitted to defer less than 25% of his Non-Employee Director Fees and/or RSUs for any calendar year, and any such attempted deferral shall not be effective.

1.4    Form of Payment.

A Non-Employee Director shall designate on the Deferral Election whether the Non-Employee Director’s Non-Employee Director Fees and/or RSUs that are to be deferred will be distributed in a single lump sum or in a number of approximately equal annual installments over a specified period not to exceed five (5) years. The form of payment designated on the Deferral Election will apply to all Non-Employee Director Fees and/or RSUs credited to the Non-Employee Director’s Account or Sub-Account as the result of such Deferral Election unless changed as permitted by the Plan and Section 409A of the Code. The Non-Employee Director may elect different forms of payment for the Non-Employee Director Fees and/or RSUs subject to each specific Deferral Election. Unless the Non-Employee Director elects otherwise in the Deferral Election, all Non-Employee Director Fees and/or RSUs credited to the Non-Employee Director’s Account or Sub-Account as the result of such Deferral Election will be distributed in a single lump sum.

1.5    No Deferral of Dividend Equivalents.

To the extent dividends are paid on shares of Common Stock after the RSUs are granted and prior to settlement or forfeiture of the RSUs, a Non-Employee Director may become entitled to receive an amount in cash or shares of Common Stock equal in value to the dividends the Non-Employee Director would have received had the Non-Employee Director been the actual owner of the number of shares of Common Stock represented by the Non-Employee Director’s RSUs. A Non-Employee Director may not elect to defer, and the Non-Employee Director’s Deferral Election will not apply to, any such dividend equivalents that may accrue and become payable with respect to the Non-Employee Director’s RSUs prior to settlement or forfeiture of the RSUs that are payable in cash or other property (other than shares of Common Stock). Such dividend equivalents shall be paid in accordance with the terms of the Non-Employee Director’s RSUs and shall not be deferred into the Plan. Any stock dividends payable with respect to the Non-Employee Director’s RSUs will be subject to the Non-Employee’s Deferral Election the same as the related RSUs.

1.6    Account; Company Stock Unit Fund.

(a)    The Non-Employee Director’s Account under the Plan shall consist of the Non-Employee Director’s Account and/or Sub-Accounts, which shall be credited with deferrals of shares of Common Stock otherwise issuable as Non-Employee Director Fees and/or upon settlement of RSUs with respect to which the Non-Employee Director has made a timely Deferral Election. The shares of Common Stock that a Non-Employee Director elects to defer shall be treated as if they were set aside in the Non-Employee Director’s Account or Sub-Account on the date the shares of Common Stock would otherwise have been paid to the Non-Employee Director. A Non-Employee Director’s Account or Sub-Account then will be credited with gains, losses and earnings as provided herein and will be debited for any payments made to the Non-Employee Director from such Account or Sub-Account. A Non-Employee Director’s “Account” or “Sub-Account” means each bookkeeping Account or Sub-Account maintained by the Committee on behalf of each Non-Employee Director pursuant to this Appendix A. A separate “Sub-Account” will be established and maintained as part of the Non-Employee Director’s Account for each different form of payment that may apply to the Non-Employee Director Fees and/or RSUs that are deferred under the Plan.

(b)    A Non-Employee Director’s shares of Common Stock that are deferred into the Plan and allocated to the Non-Employee Director’s Account or Sub-Account will be deemed invested in an investment fund that tracks the performance of the Company’s Common Stock (the “Company Stock Unit Fund”) (irrevocably until such amounts are distributed to the Non-Employee Director). Any stock dividends, cash dividends or other non-cash dividends that are paid thereafter with respect to the shares of Common Stock deemed to be held in the Non-Employee Director’s Account or Sub-Account shall be credited to the Non-Employee Director’s Account or Sub-Account in the form of additional shares of Common Stock and shall automatically be deemed to be invested in the Company Stock Unit Fund (irrevocably until distribution to the Non-Employee Director of the shares of Common Stock with respect to which the dividends were credited). The number of shares credited to the Non-Employee Director for a particular stock dividend with respect to shares of Common Stock credited to the Non-Employee Director’s Account or Sub-Account shall be equal to (A) the number of shares of Common Stock credited to the Non-Employee Director’s Account or Sub-Account as of the record date for such dividend in respect of each share of Common Stock, multiplied by (B) the number of additional or fractional shares of Common Stock actually paid as a dividend in respect of each share of Common Stock. The number of shares credited to the Non-Employee Director for a cash dividend or other non-cash (non-Stock) dividend with respect to shares of Common Stock credited to the Non-Employee Director’s Account or Sub-Account shall be equal to (A) the number of shares of Common Stock credited to the Non-Employee Director’s Account or Sub-Account as of the record date for such dividend in respect of each share of Common Stock, multiplied by (B) the fair market value of the dividend, divided by (C) the fair market value of the Common Stock on the payment date for such dividend. Non-Employee Directors may not select any other investment fund to which any such amounts are to be credited.

(c)    The number of shares of Common Stock credited to the Non-Employee Director’s Account or Sub-Account may be adjusted by the Plan Administrative Committee, in its sole discretion, to prevent dilution or enlargement of Non-Employee Director’s rights with respect to the portion of his Account or Sub-Account allocated to the Company Stock Unit Fund in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value or type of security of the Common Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Common Stock to the Non-Employee Director otherwise required herein.

(d)     For purposes of this Appendix A, the fair market value of the Common Stock shall be determined to be an amount equal to the closing sales price of a share of Common Stock on The NASDAQ Stock Market (“NASDAQ”) (as reported in The Wall Street Journal) on the applicable date or, if no sales of shares of Common Stock occur on said date, the closing sales price of the Common Stock on the last preceding day on which there was a sale of shares of Common Stock on that exchange.

1.7    Vested Interest.

Each Non-Employee Director shall have at all times a fully vested and nonforfeitable interest in his Account and/or Sub-Account.

1.8    Time and Form of Payment.

(a)    Notwithstanding any other provision of the Plan, a Non-Employee Director’s Account and/or Sub-Account shall be distributed, in the form of payment elected by the Non-Employee Director in the applicable Deferral Election or as otherwise set forth in the Plan, upon the Non-Employee Director’s Separation from Service, subject to delay to the extent required by Section 409A of the Code. If the Non-Employee Director’s Account or Sub-Account is to be distributed in a single lump sum, such Account or Sub-Account shall be distributed in full no later than sixty (60) days after the date of the Non-Employee Director’s Separation from Service. If the Non-Employee Director’s Account or Sub-Account is to be distributed in the form of annual installments, such Account or Sub-Account shall be distributed in that number of approximately equal annual installments over the specified period (not to exceed five (5) years) elected by the Non-Employee Director in the applicable Deferral Election, with the first installment to be made no later than sixty (60) days after the date of the Non-Employee Director’s Separation from Service and subsequent installments on each subsequent anniversary of the date of the Non-Employee Director’s Separation from Service until the entire Account or Sub-Account is distributed in full. Notwithstanding the foregoing, if the Non-Employee Director is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code as of the Non-Employee Director’s Separation from Service, the Non-Employee Director’s Account or Sub-Account may not be distributed before the first day of the seventh (7th) calendar month following the Non-Employee Director’s Separation from Service (or, if earlier, upon the Non-Employee Director’s death) to the extent required to be delayed by Section 409A of the Code, and any distribution that would otherwise be paid before such date shall be delayed and paid within the thirty (30) days following the first day of the seventh (7th) calendar month following the Non-Employee Director’s Separation from Service (or, if earlier, upon the Non-Employee Director’s death).

(b)    The portion of the Non-Employee Director’s Account or Sub-Account relating to deferrals of shares of Common Stock otherwise issuable under RSUs with respect to which the Non-Employee Director made a timely Deferral Election and any related stock dividends shall be distributed in actual whole shares of Common Stock equal to the number of shares of Common Stock credited to that portion of the Non-Employee Director’s Account or Sub-Account rounded down to the nearest whole share of Common Stock). Such shares of Common Stock shall be paid from the Incentive Plan under which the RSUs subject to the Deferral Election were granted originally. The portion of a Non-Employee Director’s Account or Sub-Account relating to deferrals of Non-Employee Director Fees, and/or cash dividends, or other non-cash (non-stock) dividends that are credited with respect to the shares of Common Stock deemed to be held in the Non-Employee Director’s Account or Sub-Account shall be distributed in cash, provided, however, if shares of Common Stock are otherwise available for distribution under an Incentive Plan to pay any such deferrals of Non-Employee Director Fees and/or cash dividends or other non-cash (non-stock) dividends that are credited with respect to the shares of Common Stock deemed to be held in the Non-Employee Director’s Account or Sub-Account, the Plan Administrative Committee may determine, in its sole discretion, that such amounts shall be distributed in whole shares of Common Stock (rounded down to the nearest whole share of Common Stock). The portion of a Non-Employee Director’s Account or Sub-Account relating to any deferrals of Non-Employee Director Fees and/or cash dividends or other non-cash (non-stock) dividends that are to be paid in cash shall be determined by multiplying the number of shares of Common Stock credited to the portion of the Non-Employee Director’s Account or Sub-Account that is to be paid in cash by the fair market value of a share of the Common Stock as of the end of the calendar month immediately preceding the date such portion of the Non-Employee Director’s Account or Sub-Account is to be distributed in cash (rounded down to the nearest whole cent).

1.9    Termination.

A Non-Employee Director’s right to defer Non-Employee Director Fees and/or annual equity awards shall cease with respect to the calendar year following the calendar year in which he ceases to be a Non-Employee Director, although such Non-Employee Director shall continue to be subject to the terms and conditions of the Plan for so long as the Non-Employee Director remains a Participant.”

2.

Sections 2.19 and 2.20 of the Plan are hereby amended by adding the following to the end thereof of each such Section:

“Effective solely for purposes of any determination to be on or after January 1, 2019 (with no inference with respect to determinations made prior to such date), for purposes of determining the Participant’s years of service under this definition, (i) the Participant will be credited with a year of service if (A) he or she is actively employed by a Participating Employer for a continuous period of at least six (6) full months during a Plan Year and is actively employed by a Participating Employer as of the last day of the Plan Year, or (B) the Participant fails to meet the active employment requirement in clause (i)(A) above solely as a result of an approved leave of absence, and (ii) the Participant’s years of service shall include all years of service the Participant has accrued as described above, whether before, on or after the Participant commenced participation in the Plan, whether or not the years of service are consecutive, and whether accrued before, on or after one or more breaks in employment or service.”

3.

Section 11 of the Plan is hereby amended by deleting Section 11 in its entirety and inserting in lieu thereof:

“SECTION 11

CLAIMS PROCEDURE

11.1    Filing a Claim. A Participant or Beneficiary shall make a claim for Plan benefits by filing a written request with the Plan Administrative Committee or, upon a form to be furnished by the Plan Administrative Committee for such purpose. No legal action to recover benefits or enforce or clarify rights under the Plan can be commenced until claims and review procedures provided hereunder have been exhausted. Any Participant or Beneficiary who disputes the amount of his or her entitlement to Plan benefits must file a claim in writing within two-hundred seventy (270) days of the event that the Participant or Beneficiary is asserting constitutes an entitlement to such Plan benefits or, if later, within ninety (90) days of the date the payment is due. Failure by the Participant or Beneficiary to submit such claim within such time periods shall bar the Participant or Beneficiary from any claim for benefits under the Plan as the result of the occurrence of such event or the failure to make such payment. In no event shall the Participant or other claimant be entitled to challenge a decision of the Plan Administrative Committee with respect to a claim unless and until the claims procedures herein have been complied with and exhausted.

11.2    Initial Review.

(a)    The Plan Administrative Committee (or its delegate) shall review each claim for benefits and shall provide a response to the claimant regarding the claim within 90 days. However, if special circumstances require an extension of time for the Plan Administrative Committee (or its delegate) to process the claim, the 90-day period may be extended for an additional 90 days. Prior to the termination of the initial 90-day period, the Plan Administrative Committee (or its delegate) shall provide the claimant with a written notice setting forth the reason for the extension. The notice shall indicate the special circumstance requiring the extension of time and the date by which the Plan Administrative Committee (or its delegate) expects to render the benefit determination. A claim for benefits that depends on a determination of a Total Disability (a “Disability claim”) is subject to different time periods as described in paragraph (b) below.

(b)    A response to a Disability claim shall be provided within 45 days after receipt of the claim. This 45-day period may be extended up to 30 days if an extension is necessary due to matters beyond the control of the Plan and the claimant is notified, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrative Committee (or its delegate) determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrative Committee (or its delegate) notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension with respect to a Disability claim, the notice of extension also shall specifically explain the standards on which entitlement to a benefit upon Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall have at least 45 days within which to provide the specified information, if any.

11.3    Denial of Claim. If a claim for benefits is denied, in whole or in part, the Plan Administrative Committee (or its delegate) shall provide written notice to the claimant providing the following information:

(a)    The specific reason(s) stating why the claim was denied;

(b)    Reference to the specific plan provisions on which the determination is based;

(c)    A description of any additional material or information needed to process the claim, and an explanation of why such material or information is necessary;

(d)    An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the claimant of his or her right to bring a civil action under Code Section 502(a) of ERISA following denial of a final appeal; and

(e)    In the case of a Disability claim filed before April 2, 2018, the notice will be written in a manner calculated to be understood by the claimant and:

(1)

If an internal rule, guideline, protocol or other similar criteria was relied on in making the adverse benefit determination with respect to a Disability claim, either provide the specific rule, guideline, protocol or other similar criteria, or provide a statement that such a rule, guideline, protocol or other similar criteria was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criteria will be provided free of charge to the claimant or his duly authorized representative upon request in writing; and

(2)

If the adverse benefit determination is based on a medical necessity or experimental treatment or a similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing; or

(f)    In the case of a Disability claim filed on or after April 2, 2018, the notice will be provided in a culturally and linguistically appropriate manner as described in 29 CFR § 2560.503-1(o)(1)(i) – (iii) and:

(1)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, or a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;

(2)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing;

(3)

Explain the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, provide a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(4)

Provide a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimants claim for benefits.

11.4    Appeal of Denial. The claimant or the claimant’s representative may appeal any denial of benefits and may review pertinent Plan documents to help prepare for the appeal. Any such appeal must be filed with the Plan Administrative Committee in writing within 60 days (180 days in the case of a Disability claim) after the claimant receives written notice of denial of the claim for benefits and must set forth the grounds on which such appeal is made and any issues or comments which the claimant deems pertinent to his or her claim. The claimant may submit written comments, documents, records, and other information relating to his or her claim for benefits. Upon request, and free of charge, the claimant shall be provided reasonable access to, and copies of, all documents and records relevant to his or her claim.

11.5    Review on Appeal. The Plan Administrative Committee (or its delegate) will consider the claimant’s appeal made in accordance with this Section 11.5 and will notify the claimant in writing of its decision within 60 days (45 days in the case of a Disability claim) of the receipt of the appeal unless there are special circumstances that require an extension of time for processing the claim. If the Plan Administrative Committee (or its delegate) determines that an extension of time for processing is required, the claimant will be notified in writing prior to the termination of the initial 60-day period (or 45-day period, as applicable), indicating the special circumstances that require an extension of time and the date the Plan Administrative Committee (or its delegate) expects to render a determination on appeal. In no event shall such extension period exceed a period of 120 days (90 days in the case of a disability claim) from the receipt of the claimant’s appeal. The Plan Administrative Committee shall conduct a full and fair review of the claim that takes into account all comments, documents, records, and other information submitted by the claimant or the claimant’s authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and

(a)    In the case of a Disability claim filed before April 2, 2018:

(1)

Provide for a review that shall not afford deference to the initial benefit determination and that shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination, nor the subordinate of such individual;

(2)

In making its decision on a review of any claim denial that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(3)

Provide to the claimant or his authorized representative, either upon request in writing and free of charge or automatically, the identification of any medical or vocational experts who advised the Plan Administrative Committee (or its delegate) in connection with the original benefit decision, even if that advice was not relied upon in making the decision; and

(4)	Ensure that the medical professional will not be the same person consulted during the initial determination of the claim, nor be the subordinate to such person.

(b)    In the case of a Disability claim filed on or after April 2, 2018:

(1)

Before issuing an adverse benefit determination on review, the Plan Administrative Committee shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan or other person making the benefit determination (or at the direction of the Plan or such other person) in connection with the clam; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided under this Section 11.5 to give the claimant a reasonable opportunity to respond prior to that date; and

(2)

Before the Plan can issue an adverse benefit determination on review based on a new or additional rationale, the Plan Administrative Committee shall provide the claimant, free of charge, with the rationale; such rationale must be provided as soon as possible and sufficiently in advance of the date on which notice of adverse benefit determination on review is required to be provided under this Section 11.5 to give the claimant a reasonable opportunity to respond prior to that date.

11.6    Decision on Review. If the Plan Administrative Committee (or its delegate) denies the claim on appeal, it will notify the claimant or his duly authorized representative in writing, in a manner calculated to be understood by the claimant, and the notice shall set forth:

(a)    The specific reason or reasons for the denial;

(b)    References to the pertinent Plan provisions on which the decision is based;

(c)    A statement of the claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)    A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA;

(e)    In the case of a Disability claim filed before April 2, 2018:

(1)

If an internal rule, guideline, protocol or other similar criteria was relied upon in making the adverse determination, either provide the specific rule, guideline, protocol or other similar criteria, or provide a statement that such a rule, guideline, protocol or other similar criteria was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criteria will be provided free of charge to the claimant or his duly authorized representative upon request in writing;

(2)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstance, or provide a statement that such explanation will be provided free of charge upon request in writing; and

(3)

Provide a statement advising the claimant to contact the local U.S. Department of Labor office and the State insurance regulatory agency to find out if any other voluntary alternative resolution options, such as mediation, are available.

(f)    In the case of a Disability claim filed on or after April 2, 2018:

(1)

Provide a discussion of the decision, including an explanation of the basis for disagreeing with or not following the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, or a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration;

(2)

If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either provide an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or provide a statement that such explanation will be provided free of charge upon request in writing;

(3)

Provide the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist;

(4)	Be provided in a culturally and linguistically appropriate manner as described in 29 C.F.R. § 2560.503-1(o)(1)(i) – (iii); and

(5)

Include a statement of the claimant’s right to bring a civil action in state or federal court under Section 502(a) of ERISA following the adverse determination on review, and any applicable contractual limitations period that applies to the claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.

The decision upon appeal, or the initial decision if no appeal is taken, shall be final, conclusive and binding on all parties, subject, however, to the provisions of the Internal Revenue Code and ERISA.

11.7    Statute of Limitations. Except for any action against a fiduciary for a breach of fiduciary duty, any action filed in state or federal court regarding any rights or obligations under this Plan must be brought within one (1) year from the date of final determination.

11.8    Disability Claim: Deemed Exhaustion of Claims Procedure. In the case of a Disability claim filed on or after April 2, 2018:

(a)    If the Plan fails to strictly adhere to all the requirements of the procedures set out in this Article XI with respect to a claim, the claimant is deemed to have exhausted the administrative remedies available under the Plan, except as provided in subsection (b) of this Section 11.8. Accordingly, the claimant is entitled to pursue any available remedies under Section 502(a) of ERISA on the basis that the Plan failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. If a claimant chooses to pursue remedies under Section 502(a) of ERISA under such circumstances, the claim or appeal is deemed denied on review without the exercise of discretion by an appropriate fiduciary.

(b)    The administrative remedies available under the Plan with respect to a Disability claim will not be deemed exhausted based on de minimis violations that do not cause, and are not likely to cause, prejudice or harm to the claimant so long as the Plan demonstrates that the violation was for good cause or due to matters beyond the control of the Plan and that the violation occurred in the context on an ongoing, good faith exchange of information between the Plan and the claimant. This exception is not available if the violation is part of a pattern or practice of violations by the Plan. The claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten (10) days, including a specific description of its bases, if any, for asserting that the violation should not cause the administrative remedies available under the Plan to be deemed exhausted. If a court rejects the claimant’s request for immediate review under subsection (a) of this Section 11.8 on the basis that the Plan met the standards for the exception under this subsection (b), the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the court’s decision. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

11.9    Disability Claim: Independence and Impartiality of Decision Maker. In the case of a Disability claim filed on or after April 2, 2018, the Plan shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Accordingly, decisions regarding hiring, compensation, termination, promotion, or other similar matters with respect to any individual (such as a claims adjudicator or medical or vocational expert) shall not be based on the likelihood that the individual will support the denial of benefits.

11.10    Adverse Benefit Determination Defined. For purposes of this Section 11, “adverse benefit determination” means:

(a)    any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan; and

(b)    in the case of a Disability claim filed on or after April 2, 2018, the term “adverse benefit determination” also means any rescission (i.e., cancellation or discontinuance of coverage that has a retroactive effect) of disability coverage with respect to a Participant or Beneficiary (whether or not, in connection with the rescission, there is an adverse effect on any particular benefit at that time).”

4.

The Plan is amended by adding at the end thereof the following Exhibit A – General Plan Information:

SCANSOURCE, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

(Effective January 1, 2015)

Exhibit A – General Plan Information

Plan Name

ScanSource, Inc. Nonqualified Deferred Compensation Plan

Plan Sponsor

ScanSource, Inc.

6 Logue Court

Greenville, South Carolina 29615

(864) 286-4682

Employer Identification Number (EIN)

57-0965380

Plan Type

The Plan is a nonqualified deferred compensation plan that pays retirement benefits to eligible employees and directors.

Plan Administrator

Plan Administrative Committee

ScanSource, Inc.

6 Logue Court

Greenville, South Carolina 29615

(864) 286-4682

Agent for Service of Legal Process

c/o Corporate Creations Network Inc.

ScanSource, Inc.

6650 Rivers Avenue

North Charleston, South Carolina 29406

Plan Year

The calendar year.

5.

The Plan is amended by adding at the end thereof the following Exhibit B – Statement of ERISA Rights:

SCANSOURCE, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN

(Effective January 1, 2015)

Exhibit B – Statement of ERISA Rights

As participant in this Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

•

examine, without charge at the Plan Administrative Committee’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including collective bargaining agreements, and a copy of the latest Annual Report (Form 5500 series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (f/k/a the Pension Welfare Benefits Administration).

•

obtain copies of all documents governing the operation of the Plan including collective bargaining agreements and copies of the latest Annual Report (Form 5500 series), if any, and an updated summary plan description, by making a written request to the Plan Administrative Committee and paying a reasonable charge for the copies.

•	receive a summary of the Plan’s annual financial report. The Plan Administrative Committee is required by law to furnish each participant under the Plan with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and in the interest of the other Plan participants and beneficiaries.

No one, including your employer, your union, or any other person may fire you or otherwise discriminate against you, in any way solely to prevent you from getting a benefit or exercising your rights under ERISA. If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest Annual Report from the Plan and do not receive them within thirty (30) days, you may file suit in federal court. In such a case, the court may require the Plan Administrative Committee to provide the documents and pay you up to $110 a day until you receive them, unless they were not sent because of reasons beyond the control of the Plan Administrative Committee.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If your suit is successful, the court may order the person you have sued to pay costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about the Plan, you should contact the Plan Administrative Committee. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrative Committee, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

6.

Section 1.3 of the Plan is amended by adding the following to the end thereof:

“This document is intended to serve as both the Plan document and the summary plan description of the Plan.”

7.

All parts of the Plan not inconsistent herewith are hereby ratified and confirmed and shall otherwise apply with respect to deferrals of RSUs and related dividend equivalents.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date set forth above.

SCANSOURCE, INC.

By:	/s/ John Harvey

Name:	John Harvey

Title:	Executive Vice President, Worldwide Human Resources